Exhibit 23.1

[Letterhead of Moore Stephens]

October 5, 2006

The Board of Directors

ChipMOS TECHNOLOGIES (Bermuda) LTD.

11/F., No. 3, Lane 91

Dongmei Road

Hsinchu City, 30070

Taiwan

Republic of China

Attention: Mr. S.J. Cheng

Dear Sirs,

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of ChipMOS TECHNOLOGIES (Bermuda) LTD. on Form S-8 of our report dated March 9, 2006, appearing in the Annual Report on Form 20-F of ChipMOS TECHNOLOGIES (Bermuda) LTD. for the year ended December 31, 2005.

Yours faithfully,

/s/ Moore Stephens

Certified Public Accountants

Hong Kong